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                           HJ & ASSOCIATES, L.L.C.
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                 CERTIFIED PUBLIC ACCOUNTANTS AND CONSULTANTS




August 17, 2001

Securities and Exchange Commission
450 Fifth Street, N. W.
Washington, D.C., 20549

Re:  Quazon Corp.
     Commission File Number: 000-25843

We were previously the independent accountants for the Company and on January 11, 2001, we reported on the financial statements of the Company for the years ended December 31, 2000 and 1999.

We have read item 4 of the Current Report on form 8-K of Quazon Corp. dated August 13, 2001 and we agree with the statements contained therein as they related to our firm.

Very truly yours,

/s/ HJ & Associates, LLC

HJ & Associates, LLC
Certified Public Accountants


















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